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                                                                   EXHIBIT 10.35

                              CONSULTING AGREEMENT

This Agreement is effective as of September 22, 2003 by and between Power Efficiency Corporation (the "Company") and Raymond J. Skiptunis (the "Consultant").

The Company and the Consultant agree as follows:

1.       SERVICES

         The Consultant shall provide consulting services to the Company as may be requested by the Company's Chief Executive Officer. The Consultant shall be engaged by the Company as a consultant only and shall not have the authority to bind the Company.

2.       COMPENSATION

         As full consideration for the consulting services provided by the Consultant, the Company shall pay to the Consultant: (i) the amount of $4,000 per month, half payable on the 15th day and half payable on the last day of each month, and (ii) $7,000 per month accrued and payable at the rate of 5% of all cash raised through the issuance of debt or equity. No money received by the Company (i) from Summit Energy Ventures, LLC, a Delaware limited liability company, or (ii) pursuant to the Regulation S Stock Purchase Agreement dated April 23, 2003 between the Company and Starz Investments Limited, shall cause any of the accrued amounts to become payable. In addition to the foregoing amount, the Company shall promptly reimburse the Consultant for all reasonable and necessary expenses (pre-approved and in writing) incurred by the Consultant in providing consulting services under this Agreement. Reimbursement for such expenses shall be made to Consultant within 45 days of receipt by Company of invoices and receipts substantiating such expenditures and detailing the services provided.

3.       COMPETITION

         The Consultant represents to the Company that the Consultant does not have any agreement to provide consulting services to any other party, firm, or company on matters relating to the business of the Company, and will not enter into any such agreement during the term of this Agreement.

4.       TERM AND TERMINATION

         Without limiting any rights which either party to this Agreement may have by reason of any default by the other party, each party reserves the right to terminate this Agreement at its convenience by written notice given to the other party. Such termination shall be effective upon the date not earlier than 30 days following the date of such notice as shall be specified in said notice.
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5.       MISCELLANEOUS

a. This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, successors, representatives, and assigns of the parties, as the case may be; provided, however, the obligations hereunder of each party to the other are personal and may not be assigned without the express written consent of such other party.
b. The relationship created by this Agreement shall be that of independent contractor, and the Consultant shall have no authority to bind or act as agent for the Company or its employees for any purpose.
c. Except for agreement relating to confidentiality, this Agreement replaces all previous agreements and the discussions relating to the subject matters hereof and constitutes the entire agreement between the Company and the Consultant with respect to the subject matters of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation, or agreement made by any employee, officer, or representative of the Company, or by any written documents unless it is signed by an officer of the Company and by the Consultant.




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                  IN WITNESS WHEREOF, the parties have executed this Consulting
         Agreement effective the date first stated above.

   ---------------------------------------------------------------     -------------------------------------------------------
   POWER EFFICIENCY CORPORATION, a Delaware Corporation                Raymond J. Skiptunis, individually

   By: _______________________________                                 ___________________________________
   Name:  Richard Koch
   Title:  Chief Executive Officer

   ---------------------------------------------------------------     -------------------------------------------------------



Signature page to the Consulting Agreement dated September 22, 2003.